Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Surrey Bancorp

145 North Renfro Street

Mount Airy, North Carolina 27030-8038

We consent to the incorporation by reference in the Registration Statements (Nos. 333-108676 and 333-108677) of Surrey Bancorp on Forms S-8 of our report dated March 14, 2008 on the consolidated financial statements of Surry Bancorp as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 which report appears in this December 31, 2007 annual report on Form 10-K of Surrey Bancorp.

Galax, Virginia

March 21, 2008